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                                                                    EXHIBIT 23.6



                   [SANDLER O'NEILL LETTERHEAD APPEARS HERE]

                  CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.


     We hereby consent to the inclusion of our opinion letter to the Board of Directors of Roslyn Bancorp, Inc. (the "Company") as an Annex to the Joint Proxy Statement/Prospectus relating to the proposed merger of T R Financial Corp.
with and into the Company contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such Joint Proxy Statement/ Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.



                                            /s/ Sandler O'Neill & Partners, L.P.
                                            ------------------------------------
                                            Sandler O'Neill & Partners, L.P.

November 16, 1998